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                                   ECOLAB INC.
                           1995 NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

                                 AMENDMENT NO. 1


Pursuant to Paragraph 7 of the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan ("Plan") and resolutions of the Company's Board of Directors, dated February 25, 2000, the Company amends the Plan as set forth below. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.   Paragraph 8 of the Plan is amended in its entirety to read as follows:

     "8. EFFECTIVE DATE AND DURATION OF THE PLAN. The Plan shall be effective on the date of adoption by the stockholders of the Company. The Plan shall terminate at midnight on June 30, 2001, and may be terminated prior thereto by action of the Board of Directors, and no Option shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms."

2.   This amendment shall be effective as of February 25, 2000.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 2nd day of March, 2000.

                                      ECOLAB INC.


(Seal)                                By: /s/ Kenneth A. Iverson
                                          ----------------------------------
                                          Kenneth A. Iverson
                                          Vice President and Secretary



Attest: /s/ Sheila B. Holt
        ----------------------------------
        Sheila B. Holt